Exhibit 99.2

NUTRIBAND INC
AND
4P THERAPEUTICS
ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is entered into and made effective as of April 5, 2018 (the “Effective Date”), by and among Nutriband, Inc., a Nevada corporation (“Nutriband”), 4P Therapeutics LLC, a Delaware limited liability company (“4P Therapeutics”)

RECITALS

WHEREAS, SD is presently the sole owner of 4P Therapeutics;

WHEREAS, Nutriband desires to purchase all of the shares of 4P Therapeutics used in the Business; and

WHEREAS, 4P Therapeutics has agreed to grant to Nutriband all of the shares of 4P Therapeutics used in the Business pursuant to the terms and conditions of this Agreement.

WHEREAS, SD refers to Steven Damon

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I

100% ACQUISITION

1.1 ACQUISITION. NUTRIBAND acquires 100% of 4P THERAPEUTICS, including, all of the right, title and interest in and to all of the tangible and intangible assets owned by 4P Therapeutics or to which it is entitled and belonging to or used or intended to be used in the Business, of every kind and description and wherever located (collectively, the “Assets”), as of Closing (satisfactory completion of the audit and transfer to SD designated bank accounts of $400,000.00 and issue of common stock as defined in 2.3 a) and upon the terms and conditions set forth in this Agreement). The Assets shall be conveyed free and clear of all liabilities, obligations, liens, claims and encumbrances, except only those liabilities and obligations that are to be assumed by Nutriband.

1.2 The Assets. The Assets to be sold and purchased hereunder, include, but shall not be limited to:

(i) There will be no cash balance of 4P Therapeutics;

(ii) All receivables due at the time of Closing belong to SD.

(iii) all inventories of 4P Therapeutics, including without limitation all raw materials, work in progress, finished goods (including inventories of finished products held for packaging and/or shipping and all types of inventories which are in transit or being held by third parties) and all production, shipping and packaging supplies;

(iv) all prepaid expenses, including deposits and credits of 4P Therapeutics belong to SD;

(v) all fixed assets of 4P Therapeutics, including all machinery, equipment, tools, handling equipment and accessories and supplies;

(vi) all office furniture and furnishings, equipment and supplies of 4P Therapeutics;

(vii) all of 4P Therapeutics’ right, title and interest as tenant in and to leases and interests in real property (the “Real Property”), together with all of 4P Therapeutics’s right, title and interest in and to all easements, rights and appurtenances thereto;

(viii) all of 4P Therapeutics’ right, title and interest in and to all plants, buildings, structures, erections, improvements and fixtures located on or forming part of the Real Property;

(ix) all of 4P Therapeutics’ right, title and interest in, to and under all domestic and foreign patents, patent applications, patent licenses, assignable software licenses, assignable know-how licenses and technology transfer agreements, trade names, trademarks, brand names, logos, copyrights, unpatented inventions, discoveries, conceptions, reductions to practice, service marks, trademark and service mark registrations and applications;

(x) all of 4P Therapeutics’ right, title and interest in and to trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how) manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications, formulae, processes, blueprints, sketches, schematics, flow sheets, flow diagrams, magnetic media such as audio tapes, computer disks, micromedia such as microfilm and microfiche, promotional literature and similar data (all rights referred to in 1.2(ix) and 1.2(x) together referred to as the “Intellectual Property”);

(xi) all of the Business’s existing books, general, financial, tax and personnel records, correspondence and other documents, records and files, and all data systems and customer information to enable Nutriband to continue the design, manufacture and sale of the Business’s products and services;

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(xii) the full benefit of all leases of, and conditional sales contracts and title retention agreements relating to, machinery and equipment of which 4P Therapeutics is lessee;

(xiii) the full benefit of all contracts or commitments to which 4P Therapeutics is entitled, including without limiting the generality of the foregoing,

(A) all unfilled orders received by 4P Therapeutics; and

(B) all forward commitments to 4P Therapeutics for fixed assets, subleases, services, inventory, supplies or materials entered into in the usual and ordinary course of the Business, whether or not there are any written contracts with respect thereto;

(xiv) the full benefit of all licenses, and all registrations and permits of 4P Therapeutics pertaining to environment, health and safety matters, and all other assignable registrations and permits;

(xv) the goodwill of 4P Therapeutics;

(xvi) all computer aided design and other product development equipment of 4P Therapeutics; and

(xvii) all claims, causes of action, rights of recovery, refunds and rights of set-off of any kind of 4P Therapeutics, except insofar as necessary to offset a claim against 4P Therapeutics but for which 4P Therapeutics does not recover money.

(xviii) all insurance proceeds and the full benefit of all insurance policies of 4P Therapeutics, including without limitation those described in Section 3.12 hereof.

(ii) assets related to employee benefit plans which are not assumed by Nutriband.

1.3 Liabilities.

(a) Assumed Liabilities. Subject to Section 1.4(b) below, Nutriband shall assume, pay, fulfill, perform or otherwise discharge 4P Therapeutics’s liability for (i) post-Closing obligations under the facility and equipment leases of 4P Therapeutics as of the Closing Date (ii) contracts and accounts payable relating to the purchase of inventory, sale of products and similar agreements that may arise prior to the Closing Date in the ordinary course of operations of the Business in accordance with 4P Therapeutics’s prior practice; (iii) and all sales and transfer taxes and fees, if any, and its purchase of the Assets hereby.

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ARTICLE II

PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The purchase price for the Assets shall be Four Hundred Thousand Dollars ($400,000.00) plus 250,000 shares of restricted common stock of NUTRIBAND to be paid following the completion of a company audit.

2.2 Royalty Payment. In addition to the Purchase Price, SD shall be paid a six percent (6%) royalty payment on the revenue received or derived by Nutriband’s utilization or sale of the abuse deterrent IP acquired by Nutriband from 4P Therapeutics pursuant to this Agreement including partner license milestones and development payments.

2.3 Closing.

(a) Upon the signing by both parties on the effective date the 250,000 shares shall be split between both SD and Dr. Alan Smith as follows on the day of audit completion:

SD — 167,000 shares of restricted common stock

Dr. Alan Smith — 83,00 shares of restricted common stock

2.4 Board Of Directors

(a) Steven Damon will be added to the Nutriband Inc. Board of Directors, effective at time of Closing. Steven Damon will be compensated for his work as a board member equal to compensation received by all board members.

(b) At the Closing, 4P Therapeutics shall deliver to Nutriband:

(i) a duly executed Bill of Sale;

(ii) duly executed assignments of 4P Therapeutics’ right, title and interest in and to, or licenses to practice, the Intellectual Property;

(iv) duly executed assignments of 4P Therapeutics’ right, title and interest in, to and under each contract and license to be assigned pursuant to this Agreement;

(v) evidence of the release of all liabilities, obligations, liens, claims and encumbrances on or against the Assets;

(vi) such other instruments of assignment or conveyance as Nutriband may reasonably request as necessary or appropriate to vest in Nutriband good and marketable title to the Assets; and

(vii) possession of all tangible assets of the Business.

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(c) At the Closing and completion of audit, Nutriband shall pay Four Hundred Thousand Dollars ($400,000.00) to 4P Therapeutics by wire transfer of immediately available federal funds to an account designated by 4P Therapeutics and have 250,000 shares of Nutriband common stock issued to SD and Alan Smith as discussed in point 2.2.

ARTICLE III

GENERAL PROVISIONS

3.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

3.2. Within 75 days should an audit not be complete and according to SEC guidelines the agreement will be rescinded and or re-negotiated.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first above written.

NUTRIBAND CORPORATION

By:	/s/ Gareth Sheridan
Name:	Gareth Sheridan
Its:	CEO

“Nutriband”

4P THERAPEUTICS, LLC

By:	/s/ Steven Damon
Name:	Steven Damon
Its:	President

“4P Therapeutics “

Steven Damon

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